UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of report (date of earliest event reported):  August 2, 2007

PUREDEPTH, INC.
(Exact name of registrant as specified in its charter)

Delaware	None	47-0892061
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

255 Shoreline Drive, Suite 610
Redwood City, California 94065
(Address of principal executive offices) (Zip code)

(650) 632-0800
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01  Entry into a Material Definitive Agreement

On August 2, 2007, the Company and K One W One Limited (“K1W1”), entered into a waiver agreement, whereby K1W1 agreed to waive its existing registration rights previously granted to K1W1 by the Company under various agreements (the “Waiver Agreement”).  K1W1 is the Company’s largest stockholder and as of July 31, 2007, was the beneficial owner of approximately 54% of the Company’s outstanding stock.

As a result of the Waiver Agreement, the Company intends to withdraw 18,774,352 shares of outstanding Common Stock held by K1W1 and 1,768,698 shares of Common Stock issuable upon exercise of outstanding warrants held by K1W1 previously included in the pending Registration Statement filed with the Securities and Exchange Commission, as amended on December 1, 2006.

A copy of the Waiver Agreement is attached as Exhibit 10.21 to this Form 8-K.

Item 9.01  Financial Statements and Exhibits.

(d)           Exhibits

Exhibit Number	Description
10.21	Waiver Agreement, dated August 2, 2007

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PUREDEPTH, INC.: ( Registrant )

Date: August 8, 2007	By:	/s/ Jonathan J. McCaman
Jonathan J. McCaman Chief FinancialOfficer